PRWT SERVICES, INC.

March 13, 2009

Mr. Fletcher Wiley

Re: Termination of Agreement

Dear Mr. Wiley:

Reference is made to that certain Separation Agreement, dated April 15, 2008, between PRWT Services, Inc. ("PRWT") and Fletcher Wiley, as amended (the "Agreement").

In connection with the closing of the transactions contemplated by that certain Agreement and Plan of Reorganization, dated as of March 13, 2009, by and among KBL Healthcare Acquisition Corp. III, PRWT, PRWT Merger Sub, Inc. and all of the stockholders of PRWT (the "Merger Agreement"), the Agreement will be terminated and of no further force and effect. Termination of the Agreement shall be effective upon the closing of the transactions contemplated by the Merger Agreement.

Assuming you agree with the foregoing, please sign this letter in the space provided below to confirm our mutual understandings and agreements as set forth in this letter and return a signed copy to PRWT, whereupon this letter shall become the valid and binding obligation of each party.

Sincerely,

PRWT SERVICES, INC.

By: [signature]

Name:

Title: EVP, General Counsel

Acknowledged and agreed to:
(as of the date first set forth above):

[signature]

Fletcher Wiley

1835 Market Street - Suite 800, Philadelphia, PA 19103 215.569.8810 Fax 215.569.9893
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